UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 29, 2018

BEIGENE, LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Mourant Ozannes Corporate Services (Cayman) Limited 94 Solaris Avenue, Camana Bay Grand Cayman KY1-1108 Cayman Islands
(Address of Principal Executive Offices) (Zip Code)

+1 (345) 949 4123
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 29, 2018, BeiGene, Ltd. (the “Company”) received additional preliminary topline results from the ongoing pivotal Phase 2 trial of tislelizumab, its investigational anti-PD-1 antibody, in Chinese patients with relapsed/refractory classical Hodgkin’s lymphoma. These additional data had a data cutoff of May 25, 2018 and patients had a minimum of 24 weeks of follow-up, compared to a data cutoff of March 28, 2018 and a minimum of 18 weeks of follow-up reported by the Company in its press release issued on July 22, 2018.  In the earlier report with a data cut-off of March 28, 2018, and a median follow-up time of approximately 6.0 months, a review of responses by an independent review committee showed an overall response rate of 72.9 percent, including 50.0 percent complete response.  In the updated data with a data cut-off of May 25, 2018, and a median follow-up time of 7.85 months, a review of responses by an independent review committee showed an overall response rate of 85.7 percent, including 61.4 percent complete response.  In both data sets, the median duration of response had not been reached.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: July 30, 2018	By:	/s/ Scott A. Samuels
Scott A. Samuels
Senior Vice President, General Counsel